Exhibit 10.4

AS REQUIRED BY FLORIDA LAW, FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 WERE PAID IN CONNECTION WITH THAT CERTAIN THIRD AMENDED AND RESTATED REVOLVING PROMISSORY NOTE DATED MARCH 20, 2020.  NO ADDITIONAL DOCUMENTARY STAMP TAXES ARE DUE.

FIFTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

Effective Date of Note:	July 24, 2021

Amount of Note:	FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00)

Maturity Date:	July 24, 2023, unless otherwise extended and/or accelerated pursuant to and in accordance with the terms and conditions set forth in this Note or extended as provided herein.

FOR VALUE RECEIVED, VENUS CONCEPT USA INC., a Delaware corporation (“Venus USA”); VENUS CONCEPT CANADA CORP., an Ontario corporation (“Venus Canada”); and VENUS CONCEPT INC., a Delaware corporation (“VCI”), jointly and severally (collectively, the “Borrower”) hereby covenants and promises to pay to the order of CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (the “Lender”), at 100 S.E. 2nd Street, 13th Floor, Miami, Florida 33131, or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States, FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Fourth Amended and Restated Revolving Promissory Note (this “Note”) and the Loan Agreement (as defined herein).

A.	Interest Rate:

(i)
From the date hereof until and including the Maturity Date, Borrower may borrow, repay and re-borrow, and Lender shall advance and re-advance under this Note from time to time, so long as the total principal balance outstanding at any one time does not exceed the principal amount stated on the face of this Note. Lender’s obligation to make advances under this Note shall terminate upon the earlier to occur of: (i) an Event of Default under this Note, or (ii) the Maturity Date.

(ii)
Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a rate per annum equal to the LIBOR 30-Day Rate (as defined below), plus 3.25%  (as the same may be modified below, the “Interest Rate Margin”) (as the same may be modified below, the “Interest Rate”).  Notwithstanding, in no event shall the Interest Rate Margin be less than 0.50%. with a minimum all-in Interest Rate of no less than 3.75% per annum.

(iii)
As used herein, “LIBOR 30-Day Rate” means the rate of interest per annum equal to the London Interbank Offered Rate (“LIBOR”) for thirty (30) day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal. If such LIBOR 30-Day Rate is no longer available from the Wall Street Journal, but otherwise continues to be readily available from another publisher in the marketplace, Lender, at its sole discretion, shall choose a new publisher of the LIBOR 30-Day Rate. The Interest Rate will be effective on and from the date hereof, based on the most recent rate information available, and will be effective until the last day of said month.  The interest rate shall be thereafter be adjusted on the first (1st) day of each calendar month to the current LIBOR 30-Day Rate or, if applicable, the current LIBOR Successor Rate (as defined below), plus the Interest Rate Margin, or, if applicable, the Successor Interest Rate Margin (as defined below), based on the most recent rate information available on the date that the interest rate is adjusted and such rate shall be effective until the end of each such calendar month.

(iv)
If The Wall Street Journal or its successor ceases to publish the LIBOR 30-Day Rate, or if LIBOR is permanently or indefinitely unavailable or unascertainable, or a Governmental Authority (as defined in the Loan Agreement, and including the Board of Governors of the Federal Reserve, the Office of the Comptroller of the Currency, or the Alternative Reference Rates Committee), has made a public statement identifying a specific date after which the LIBOR 30-Day Rate shall no longer be made available or used for determining the interest rate of loans (the “LIBOR Sunset Date”), then at any time within 90 days of the LIBOR Sunset Date, or reasonably promptly after such occurrence, Lender shall amend this Note (without the need for any action or consent by Borrower) to (i) replace the LIBOR 30-Day Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving consideration to any similar loans for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), (ii) adjust the Interest Rate Margin on a permanent basis (the “Adjusted Interest Rate Margin”) by a factor equal to the positive or negative difference which, on the date of the adjustment, will make the LIBOR 30-Day Rate plus the Interest Rate Margin substantially equal to the LIBOR Successor Rate plus the Adjusted Interest Rate Margin, and (iii) make any LIBOR Successor Rate Changes (as defined below), and Lender shall give Borrower prompt notice thereof (it being understood that such amendment may become effective prior to such notice).  In the event that on the date selected by Lender to make the change from the LIBOR 30-Day Rate to the LIBOR Successor Rate, the LIBOR 30-Day Rate is either 50 basis points above or below the prior day’s rate, then in order to substitute a fair LIBOR Successor Rate, the Lender shall be required to use a mathematical average of the last 60 days of the LIBOR 30-Day Rate instead of the LIBOR 30-Day Rate on the date of the change. For clarification purposes, the intent of this language is that, at the time of the transition and substitution from the LIBOR 30-Day Rate to the LIBOR Successor Rate, the effective Interest Rate under the Note shall be mathematically as close as possible to what the effective Interest Rate was prior to the change.  Thereafter, the Interest Rate will adjust monthly (subject to LIBOR Successor Rate Changes) based on the then current LIBOR Successor Rate plus the Adjusted Interest Rate Margin.

(v)
For purposes hereof, “LIBOR Successor Rate Changes” means, with respect to any LIBOR Successor Rate and the Adjusted Interest Rate Margin, any changes to the timing and frequency of determining rates and other administrative matters as may be appropriate, in the discretion of Lender, to reflect the adoption of the LIBOR Successor Rate and the Adjusted Interest Rate Margin and to permit the administration thereof by Lender in a manner reasonably consistent with market practice.

(vi)
Interest shall be calculated at the rate of 1/360 of the annual rate of interest for each day that principal is outstanding (i.e., interest will not accrue and be paid on the actual number of calendar days elapsed from the date hereof based on a 360 day year).

B.	Payment Terms:

Commencing on August 24, 2021, and continuing on the twenty-fourth (24th ) day of each month thereafter, Borrower shall make consecutive monthly payments of accrued interest only. Unless this Note is otherwise accelerated in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on July 24, 2023 (the “Maturity Date”).
C.	Security:

This Note is secured pursuant to that certain Third Amended and Restated Security Agreement of even date herewith from Borrower and Guarantor (defined hereinafter below), all in favor of Lender (as the same may be amended or modified from time to time, collectively, the “Security Agreement”), granting Lender a lien and security interest in and to certain personal property, as more particularly described in the Security Agreement and those certain applicable UCC-1 and PPSA.

D.	Loan Documents:

This Note, the Security Agreement, that certain Fourth Amended and Restated Loan Agreement effectively dated as of July 24, 2021 by and between Borrower and Lender (as the same may be amended, restated, modified or replaced from time to time, the “Loan Agreement”), that certain Fourth Amended and Restated Guaranty of Payment and Performance effectively dated as of July 24, 2021 herewith from VENUS CONCEPT LTD., an Israeli corporation (the “Guarantor”) in favor of Lender (as the same may be amended, restated, modified or replaced from time to time, the “Guaranty”), and all other documents and instruments executed by the Borrower or the Parent in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

E.	Default Interest Rate:

All principal and installments of interest shall bear interest from the date that said payments are due and unpaid or from the date of occurrence of any other Event of Default (as hereinafter defined) at a rate equal to the highest rate authorized by applicable law (the “Default Rate”).

F.	Prepayment/Prepayment Compensation:

The Borrower may prepay all or any portion of this Note at any time without fee, premium or penalty.
G.	Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note. Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section H below, but such outstanding balance shall accrue interest at the Default Rate. The late charge is intended to compensate the Lender for administrative and processing costs incident to late payments. The late charge payments are not interest. The late charge payment shall not be subject to rebate or credit against any other amount due. Any late charge shall be in addition to any other interest due.

H.	Default and Acceleration:

If any of the “Events of Default” defined in the Loan Agreement occur, at the Lender's option, exercisable in its sole discretion by written notice to the Borrower to such effect, all sums of principal and interest under this Note shall be accelerated and become immediately due and payable, and the Lender shall be immediately entitled to exercise all of its available remedies under the Loan Documents.

In any such event, all sums of principal and interest under this Note shall automatically become immediately due and payable The Borrower expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.
The remedies of Lender as provided herein, or in the Security Agreement, the Loan Agreement or the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise.
The Lender may, in the sole discretion of Lender, accept payments made by Borrower after any Event of Default has occurred, without waiving any of Lender's rights herein.
I.	Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any guarantor for payment hereof hereby, severally and jointly agree to pay all reasonable costs of collection, including attorneys' fees, including reasonable charges for paralegals, appraisers, experts and consultants working under the direction or supervision of Lender's attorneys costs for evaluating preserving or disposing of any collateral granted as security for payment of this Note, including the costs of any audits, environmental inspections which Lender may reasonably deem necessary from time to time; any premiums for property insurance purchased on behalf of Borrower or on behalf of the owners of any collateral pursuant to any Security Agreement relating to any collateral, or any other charges permitted by applicable law whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.
J.	Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

K.	Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Miami-Dade County, Florida.
L.	Assignment:

Subject to prior written notice to Borrower, Lender shall have the unrestricted right at any time and from time to time and without Borrower's or Guarantor' s consent, to assign all or any portion of its rights and obligations hereunder to one or more lenders or Purchasers (each, an "Assignee") under this Note and the Loan Documents and all information now or hereafter in its possession relating to the Borrower and all Guarantors (all rights of privacy hereby being waived, and to retain any compensation received by Lender in connection with any such transaction and Borrower and Guarantor agrees that it shall execute such documents, including without limitation, the delivery of an estoppels certificate and such other documents as Lender shall reasonably deem necessary to effect the foregoing. The Borrower hereby agrees to be bound by the terms of the Amended and Restated Note subsequent to any transfer and agrees that the terms of the Amended and Restated Note maybe fully enforced by any subsequent holder of this Note.

M.	Non-Waiver:

The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.

N.	Right of Setoff:

In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Lender by law, the Lender shall have, with respect to the Borrower's obligations  to the Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Lender, all of the Borrower's right, title and interest in and to, all of the Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts, resident prepayments, and such other funds as government agencies may require for resident care. Every such security interest and right of setoff may be exercised subject to prior notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such set off on its books and records at a later time.

O.	Miscellaneous:

1.	TIME IS OF THE ESSENCE OF THIS NOTE.

2.
It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under the Security Agreement or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

3.	This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.	[Reserved].

5.
Notwithstanding anything herein to the contrary, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

6.
Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

7.
Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender's rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

8.	All amounts received by Lender shall be applied to expenses, late fees and interest before principal or in any other order as determined by Lender, in its sole discretion, as permitted by law.

9.	Borrower shall not assign Borrower's rights or obligations under this Note without Lender’s prior consent.

10.
The term “Borrower” as used herein, in every instance shall include the makers of this Note, and its successors, and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

11.	If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

12.
If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

P.	Waiver of Jury Trial:

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE.

This Note amends, restates and replaces that certain Fourth Amended and Restated Revolving Promissory Note dated as of December 9, 2020, by Borrower and in favor of Lender in the original principal amount of $10,000,000, in its entirety.
[SIGNATURE ON PAGE TO FOLLOW]

Borrower has duly executed this Note August 26, 2021.

BORROWER:

VENUS CONCEPT USA INC., a Delaware
corporation

By:/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

VENUS CONCEPT CANADA CORP., an Ontario corporation

By:/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

VENUS CONCEPT INC., a Delaware corporation

By:/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer